As filed with the Securities and Exchange Commission on September 3, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORLDWIDE RESTAURANT CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	95-4307254
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

15301 Ventura Boulevard	(Zip Code)
Building B – Suite 300
Sherman Oaks, California	91403
(Address of principal executive offices)

WORLDWIDE RESTAURANT CONCEPTS, INC.
1997 EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plan)

MR. A. KEITH WALL
VICE PRESIDENT & CHIEF FINANCIAL OFFICER
WORLDWIDE RESTAURANT CONCEPTS, INC.
15301 VENTURA BOULEVARD
BUILDING B – SUITE 300
SHERMAN OAKS, CALIFORNIA 91403
(Name and address of agent for service)

(818) 662-9800
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
to be Registered	Registered[1]	Share	Price	Fee

Common Stock	$ NA	$ NA	$ NA	$	NA

Total	NA	$ NA	$ NA	$	NA

1This amendment does not include the registration of any additional securities reserved for issuance pursuant to the Worldwide Restaurant Concepts, Inc. 1997 Employee Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

          Pursuant to its Registration Statement on Form S-8 No. 33-347661 filed with the United States Securities and Exchange Commission (the “SEC”) on March 10, 1998 (the “Original Registration Statement”), the registrant registered 1,000,000 shares of its Common Stock, $.01 par value per share (the “Common Stock”), issuable under the 1997 Employee Stock Incentive Plan (the “Employee Plan”).

          The Employee Plan was amended by resolution of the Board of Directors of the registrant (the “Board”) on June 17, 1998 to increase the number of shares of Common Stock reserved for issuance under the Employee Plan from 1,000,000 to 2,800,000 (the “First Amendment”). The First Amendment became effective on August 18, 1998 upon the approval thereof by the holders of a majority of the shares of Common Stock represented and voting, in person or by proxy, and entitled to vote at the registrant’s annual meeting. By Post-Effective Amendment No. 1 filed with the SEC on August 20, 1999, the registrant amended the Original Registration Statement to reflect the First Amendment of the Employee Plan. By separate Registration Statement on Form S-8 filed with the SEC on August 20, 1999, the registrant registered the additional 1,800,000 shares of Common Stock reserved for issuance under the Employee Plan pursuant to the First Amendment.

          The Employee Plan was again amended by resolution of the Board on June 28, 2001 to increase the number of shares of Common Stock reserved for issuance under the Employee Plan from 2,800,000 to 3,800,000 (the “Second Amendment”) and on August 29, 2001 to reflect the change in the registrant’s name from “Sizzler International, Inc.” to “Worldwide Restaurant Concepts, Inc.” (the “Third Amendment”). The Second Amendment became effective on August 29, 2001 upon the approval thereof by the holders of a majority of the shares of Common Stock represented and voting, in person or by proxy, and entitled to vote at the registrant’s annual meeting and the Third Amendment became effective upon its execution on September 4, 2001. By Post-Effective Amendment No. 2 filed with the SEC on November 14, 2001, the registrant amended the Original Registration Statement, as amended, to reflect the Second Amendment and the Third Amendment of the Employee Plan. By separate registration statement on Form S-8 filed with the SEC on November 14, 2001, the registrant registered the additional 1,000,000 shares of Common Stock reserved for issuance under the Employee Plan pursuant to the Second Amendment.

          The Employee Plan was again amended by resolution of the Board on June 24, 2003 to increase the number of shares of Common Stock reserved for issuance under the Employee Plan from 3,800,000 to 5,000,000 and to prohibit the repricing of options (the “Fourth Amendment”). The Fourth Amendment became effective on August 26, 2003 upon the approval thereof by the holders of a majority of the shares of Common Stock represented and voting, in person or by proxy, and entitled to vote at the registrant’s annual meeting.

          By this Post-Effective Amendment, the registrant hereby amends the Original Registration Statement as amended, to reflect the Fourth Amendment of the Employee Plan.

          The contents of the Original Registration Statement, as amended, are incorporated herein by reference into this Post-Effective Amendment No. 3. Required opinions, consents and signatures are included in this amendment.

Item 2. Registrant Information and Employee Plan Annual Information.

          See Item 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          See Item 1.

Item 4. Description of Securities.

          See Item 1.

Item 5. Interests of Named Experts and Counsel.

          See Item 1.

Item 6. Indemnification of Directors and Officers.

          See Item 1.

Item 7. Exemption from Registration Claimed.

          See Item 1.

Item 8. Exhibits.

          See Exhibit Index and Exhibits at the end of this Post-Effective Amendment No. 3.

Item 9. Undertakings.

          1.       The undersigned registrant hereby undertakes:

                  (i)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (ii)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                  (iii)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sherman Oaks, State of California, on this 26th day of August, 2003.

WORLDWIDE RESTAURANT CONCEPTS, INC.

By	/s/ Charles L. Boppell
Charles L. Boppell
Chief Executive Officer

POWER OF ATTORNEY

          Each individual whose signature appears below constitutes and appoints Charles L. Boppell and A. Keith Wall and each or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Charles L. Boppell Charles L. Boppell	Director and Chief Executive Officer (Principal Executive Officer)	August 26, 2003

/s/ Phillip D. Matthews Phillip D. Matthews	Director and Chairman of the Board	August 26, 2003

/s/ James A. Collins James A. Collins	Director and Chairman Emeritus	August 26, 2003

/s/ Peggy Cherng Peggy Cherng	Director	August 26, 2003

/s/ Barry E. Krantz Barry E. Krantz	Director	August 26, 2003

/s/ Robert A. Muh Robert A. Muh	Director	August 26, 2003

/s/ Kevin W. Perkins Kevin W. Perkins	Director	August 26, 2003

/s/ Charles F. Smith Charles F. Smith	Director	August 26, 2003

/s/ A. Keith Wall A. Keith Wall	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2003

EXHIBIT INDEX

EXHIBIT		SEQUENTIALLY
NO.	DESCRIPTION	NUMBERED PAGE

4.1	Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Form S-4 Registration Statement (Registration No. 33-38412)	N/A

4.2	Certificate of Ownership and Merger of Worldwide Restaurant Concepts, Inc. into the Registrant, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-47661 filed November 14, 2001	N/A

4.3	Bylaws of the Registrant as amended through September 4, 2001, incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed July 17, 2003	N/A

4.4	The Registrant’s 1997 Employee Stock Incentive Plan, as amended through August 26, 2003	8

4.5	Rights Agreement dated January 22, 2001 between the Registrant and The Bank of New York, incorporated herein by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed January 22, 2001	N/A

4.6	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, incorporated herein by reference to Amendment No. 1 to the Registrant’s Form S-4 Registration Statement No. 33-38412	N/A

23.1	Consent of Deloitte & Touche LLP	22

24.1	Power of Attorney (included on signature page)	N/A